Exhibit 23.2

Der Vartanian & Associates, Accountancy Corporation Certified Public Accountants
1670 Hillhurst Ave, Suite 200 Los Angeles, CA 90027 e-mail brian@netcpa.com	License # COR 4982	Tel: (818) 244-7700 Tel: (818) 242-9755 Fax: (818) 244-8132

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 of our reports dated February 5, 2021 with respect to the audited consolidated financial statements of Envirotech Drive Systems, Inc. and its subsidiaries for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Der Vartanian & Associates, Accountancy Corporation

Der Vartanian & Associates, Accountancy Corporation

Los Angeles, California

May 2, 2022